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                                                                   Exhibit(e)(6)

[LOGO] AIG The AIG Life Companies (U.S.)

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                                                       EXECUTIVE ADVANTAGE(SM)

                                                    DOLLAR COST AVERAGING REQUEST

Policy Number:                  Policyholder:
               --------------                 --------------------------------------------------------------------------------------
                                              (Last Name, First Name, Middle Name)

Insured:                                                                        Social Security No.:       -     -
         --------------------------------------------------------------------                        ------ ----- ------
         (Last Name, First Name, Middle Name)

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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other
Subaccounts as indicated below.

Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

Guaranteed Account                                         ______%

AllianceBernstein Variable Products Series Fund Inc.                Goldman Sachs Variable Insurance Trust
Growth Portfolio - Class A                                 ______%  Strategic International Equity Fund                     ______%
Growth & Income Portfolio - Class A                        ______%  Structured U.S. Equity Fund                             ______%
Large Cap Growth Portfolio - Class A                       ______%
Small Cap Growth Portfolio - Class A                       ______%  J.P. Morgan Insurance Trust
                                                                    Small Cap Core Portfolio                                ______%
American Century Variable Portfolios, Inc.
VP Income & Growth Fund                                    ______%  Neuberger Berman Advisers Management Trust
VP International Fund                                      ______%  AMT Partners Portfolio                                  ______%

BlackRock Variable Series Funds, Inc.                               PIMCO Variable Insurance Trust                          ______
BlackRock Basic Value V.I. Fund - Class I                  ______%  High Yield Portfolio - Admin. Class                     ______%
BlackRock Fundamental Growth V.I. Fund - Class I           ______%  Long-Term U.S. Gov't Portfolio - Admin. Class           ______%
BlackRock Government Income V.I. Fund - Class I            ______%  Real Return Portfolio - Admin. Class                    ______%
BlackRock Value Opportunities V.I. Fund - Class I          ______%  Short-Term Portfolio - Admin. Class                     ______%
                                                                    Total Return Portfolio - Admin. Class                   ______%
Credit Suisse Trust
International Equity Flex III Portfolio                    ______%  The Universal Institutional Funds, Inc.
International Equity Flex II Portfolio                     ______%  Emerging Markets Equity Portfolio - Class I             ______%
International Equity Flex I Portfolio                      ______%  Core Plus Fixed Income Portfolio - Class I              ______%
U.S. Equity Flex III Portfolio                             ______%  High Yield Portfolio - Class I                          ______%
U.S. Equity Flex II Portfolio                              ______%  Mid Cap Growth Portfolio - Class I                      ______%
U.S. Equity Flex I Portfolio                               ______%  U.S. Mid Cap Value Portfolio - Class I                  ______%

Fidelity Variable Insurance Products
VIP Balanced Portfolio - Initial Class                     ______%  VALIC Company I                                         ______
VIP Contrafund Portfolio - Initial Class                   ______%  International Equities Fund                             ______%
VIP Index 500 Portfolio - Initial Class                    ______%  Mid Cap Index Fund                                      ______%
VIP Money Market Portfolio - Initial Class                 ______%  Small Cap Index Fund                                    ______%

Franklin Templeton Variable Insurance Products                      Vanguard Variable Insurance Fund                        ______
Developing Markets Securities Fund - Class 2               ______%  Total Bond Market Index Portfolio                       ______%
Foreign Securities Fund - Class 2                          ______%  Total Stock Market Index Portfolio                      ______%
Growth Securities Fund - Class 2                           ______%
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Dollar Cost Averaging Executive Advantage 04/07

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Select one transfer option:

     [_]  $_____________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

     [_]  Entire current balance in the Money Market Subaccount over _____________ months (maximum 24).

          I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of
          Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

          I understand that automatic transfers will remain in effect until one of the following occurs:

          1.   My balance in the Money Market Subaccount is depleted;       4.   The Policy ends without value; or

          2.   You receive my written request to cancel future transfers;   5.   I submit a new Dollar Cost Averaging Request form.

          3.   You receive notification of the Insured's death;

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As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.


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Signature of Insured                                                Signature of Policyholder (if other than Insured)

                           , 20
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Date Signed

Dollar Cost Averaging Executive Advantage 04/07
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